Exhibit 4.2

AMENDMENT NO. 6 TO FIVE YEAR CREDIT AGREEMENT

This Amendment No. 6 to Five Year Credit Agreement dated as of August 12, 2003 (this “Amendment”) is entered into with reference to the Five Year Credit Agreement dated as of December 31, 1998 (as amended by Amendment No. 1 dated as of August 31, 1999, Amendment No. 2 dated as of August 28, 2000, Amendment No. 3 dated August 23, 2001, Amendment No. 4 dated as of November 5, 2001 and Amendment No. 5 dated as of August 22, 2002, the “Credit Agreement”), among PARK PLACE ENTERTAINMENT CORPORATION, the Lenders, Syndication Agent and Documentation Agents referred to therein, and BANK OF AMERICA, N.A., as Administrative Agent.  Capitalized terms used in this Amendment and not otherwise defined herein are used with the meanings set forth for those terms in the Credit Agreement.

The Borrower and the Administrative Agent (acting with the consent of the Required Lenders pursuant to Section 9.04 of the Credit Agreement) hereby agree to amend the Credit Agreement as follows:

1.             Section 2.23 – Increased Commitments – Additional Lenders.  Section 2.23 of the Credit Agreement is hereby amended to read in full as follows:

2.23         Increased Commitments; Additional Lenders.

(a)           Subsequent to July 1, 2003, the Borrower may, upon at least 30 days notice to the Administrative Agent (or such shorter prior notice as the Administrative Agent may agree to accept), propose to increase the aggregate amount of the Commitments to an amount not to exceed $3,000,000,000 (the amount of any such increase of the Commitments being referred to as the “Increased Commitments”).

(b)           The Borrower may designate any Lender party to this Agreement (with the consent of such Lender, which may be given or withheld in its sole discretion) or another Person which qualifies as an Eligible Assignee (which may be, but need not be, one or more of the existing Lenders), which at the time agrees to (i) in the case of any such Person that is an existing Lender, increase its Commitment and (ii) in the case of any other such Person (an “Additional Lender”), become a party to this Agreement. The sum of the increases in the Commitments of the existing Lenders pursuant to this subsection (b) plus the Commitments of the Additional Lenders shall not in the aggregate exceed the unsubscribed amount of the Increased Commitments.

(c)           An increase in the aggregate amount of the Commitments pursuant to this Section 2.23 shall become effective upon the receipt by the Administrative Agent of an agreement in form and substance satisfactory to the Administrative Agent signed by the Borrower, by each Additional Lender and by each other Lender whose Commitment is to be increased, setting forth the new Commitments of such Lenders and setting forth the agreement of each Additional Lender to become a party to this Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Borrower with respect to the Increased Commitments and such opinions of counsel for the Borrower with respect to the Increased Commitments as the Administrative Agent may reasonably request.

2.             Exercise of Commitment Increase Option.  It is agreed that the aggregate amount of the Commitments is hereby increased to the principal amount of $2,317,736,434 concurrently with the effectiveness of this Amendment in accordance with Section 2.23 of the Agreement, notwithstanding any technical nonconformity with the procedures set forth in that Section, with the increased commitment being assumed by the Lenders which are party to the Joinder and Assumption Agreement described in Section 4 hereof.  In furtherance of the foregoing, the definition of “Commitment” is hereby amended to read in full as follows:

“Commitment” means, as to each Lender, the commitment of that Lender to make Loans and to participate in Letters of Credit and Swing Line Loans, in each case as such amount may be reduced from time to time pursuant to Section 2.12, 2.13 or 2.14, or increased pursuant to Section 2.23.  As of August 12, 2003, the aggregate amount of the Commitments under this Agreement is $2,317,736,434.

3.             Section 5.10 - Leverage Ratio.  Section 5.10 of the Credit Agreement is hereby amended to read in full as follows:

“5.10  Leverage Ratio.  The Leverage Ratio will not, as of the last day of any fiscal quarter of the Borrower, exceed 5.25:1.00.

4.             Conditions Precedent.  The effectiveness of this Amendment shall be conditioned upon the receipt by the Administrative Agent of :

(a)           written consents hereto executed by the Required Lenders, substantially in the form of Exhibit A hereto;

(b)           a Joinder and Assumption Agreement with respect to the Credit Agreement executed by the Borrower, the Administrative Agent, each new Lender becoming a party to the Credit Agreement concurrently with the effectiveness of this Amendment and each existing Lender which is increasing its Commitment under the Credit Agreement, substantially in the form of Exhibit B hereto;

(c)           Notes for each new Lender becoming a party to the Credit Agreement pursuant to the Joinder and Assumption Agreement in the amounts of their respective Commitments; and;

(d)           a fee, for the account of each Lender which does not have a commitment under that certain Multi-Year Credit Agreement dated as of August 23, 2001 with the Borrower and which has executed a Consent to this Amendment on or prior to August 12, 2003, in the amount of $1,500.

5.             Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that, as of the date of this Amendment, (i) no Default or Event of Default has occurred and remains continuing, and (ii) the representations and warranties contained in Article IV of the Credit Agreement and in each other Loan Document (except the representations and warranties set forth in Section 4.04 and Section 4.05 of the Credit Agreement, in each case as to any matter which has theretofore been disclosed in writing by the Borrower to the Lenders) are true and correct as if made on the date hereof.

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6.             Confirmation. In all other respects, the terms of the Credit Agreement and the other Loan Documents are hereby confirmed.

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IN WITNESS WHEREOF, the Borrower and the Administrative Agent have executed this Amendment as of the date first written above by their duly authorized representatives.

PARK PLACE ENTERTAINMENT CORPORATION

By:

BANK OF AMERICA, N.A., as Administrative Agent on behalf of the Required Lenders

By:
Janice Hammond, Vice President

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[Exhibit A to Amendment]

CONSENT OF LENDER

This Consent of Lender is delivered by the undersigned Lender to Bank of America, N.A., as Administrative Agent, with reference to the Five Year Credit Agreement dated as of December 31, 1998 (as amended by Amendment No. 1 dated as of August 31, 1999, an Amendment No. 2 dated as of August 28, 2000, an Amendment No. 3 dated as of August 23, 2001, an Amendment No. 4 dated as of November 5, 2001 and an Amendment No. 5 dated as of August 22, 2002, the “Credit Agreement”), among Park Place Entertainment Corporation, the lenders named therein, and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned is a party to the Credit Agreement and hereby consents to the execution and delivery of the proposed Amendment No. 6 to Five Year Credit Agreement by the Administrative Agent on behalf of the Lenders party to the Credit Agreement, substantially in the form of the drafts presented to the undersigned.

[Name of Lender]

By:

Title:

A-1

[Exhibit B to Amendment]

JOINDER AND ASSUMPTION AGREEMENT

THIS JOINDER AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of August 12, 2003 is among Park Place Entertainment Corporation (the “Borrower”),                                                     (the “Increasing Lender”), and Bank of America, N.A., as the Administrative Agent, pursuant to the Credit Agreement referred to below among the Borrower, the Lenders referred to therein and Administrative Agent.  Capitalized terms used but not defined in this Agreement shall have the meanings defined for those terms in the Credit Agreement.

RECITALS

A.      Pursuant the Five Year Credit Agreement dated as of December 31, 1998 among the Borrower, the Lenders referred to therein, and the Administrative Agent (as amended by Amendment No. 1 dated as of August 31, 1999, Amendment No. 2 dated as of August 28, 2000, Amendment No. 3 dated as of August 23, 2001, Amendment No. 4 dated as of November 5, 2001, Amendment No. 5 dated as of August 22, 2002 and Amendment No. 6, as hereinafter defined, the “Credit Agreement”), such Lenders have heretofore provided a $2,032,000,000 senior credit facility to the Borrower.

B.            Pursuant to Section 2.23 of the Credit Agreement the Borrower has requested that the aggregate amount of the Lenders’ Commitments be increased from $2,032,000,000 to $2,317,736,434.

C.            Concurrently herewith, the Credit Agreement is being amended pursuant to an Amendment No. 6 thereto (the “Amendment No. 6”), and it is intended that the transactions contemplated herein shall become effective concurrently with the effectiveness of such Amendment No. 6.

D.            The Increasing Lender has agreed to assume an Increased Commitment under the Credit Agreement.

NOW THEREFORE, the parties hereto agrees as follows:

AGREEMENT

1.             Effective Date.  Concurrently with the effectiveness of the Amendment No. 6, the assumptions and increase in the Commitments described herein shall be effective (such date being referred to herein as the “Amendment Date”). The Administrative Agent shall provide prompt notice of the Amendment Date to the parties hereto.

2.             Assumption by the Increasing Lender.  By signing this Agreement and under and pursuant to Section 2.23 of the Credit Agreement, the Increasing Lender agrees that, as of the Amendment Date, its Commitment shall be increased to $                    .

3.             No Modifications of Credit Agreement.  Nothing contained in this Agreement shall be construed to amend or modify the terms of the Loan Documents other than to effectuate the joinder and assumptions contemplated herein.

4.             Representations and Warranties of the Increasing Lender.  The Increasing Lender hereby represents and warrants as follows:

(a)           Increasing Lender has duly authorized, executed and delivered this Agreement and it is legally entitled to enter into the transactions contemplated herein.

(b)           Increasing Lender has obtained all consents, if any, which are required for the increase in its Commitment pursuant hereto, including the consent of each Lender or other financial institution, if any, to which such Increasing Lender has granted a participation in its Commitment.

5.             Fees.  In consideration for the joinder and assumptions described herein and the Increasing Lender’s agreement to increase its commitments under that certain First Amended and Restated Multi-Year Credit Agreement of even date herewith by the amount of its Increased Commitment hereunder, the Borrower shall pay to the Increasing Lender a fee in the amount set forth in the term sheet for such First Amended and Restated Multi-Year Credit Agreement posted on Intralinks by the Joint Lead Arrangers and Joint Book Managers (as defined in the First Amended and Restated Multi-Year Credit Agreement).

6.             Beneficiaries of this Agreement.  The Increasing Lender hereby acknowledges and agrees that this Agreement is for the express benefit of the Borrower, the Administrative Agent and the other Lenders and their respective successors and permitted assigns.

7.             Governing Law.  This Agreement and the transactions contemplated hereunder shall be governed by and construed and enforced in accordance with the laws of the State of California.

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first above written.

“Increasing Lender”

By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

PARK PLACE ENTERTAINMENT CORPORATION

By:
Name:
Title: